EXHIBIT 10(AC) - MATERIAL CONTRACTS

MODIFICATION OF EMPLOYEE RETIREMENT AGREEMENT
BY AND BETWEEN NATIONAL WESTERN LIFE INSURANCE COMPANY
AND ROBERT L. BUSBY, III

      In consideration of the terms and conditions contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, National Western Life Insurance Company ("NWL") and Robert L. Busby, III ("Employee") agree to modify the Employee Retirement Agreement ("Agreement") by and between NWL and Employee, executed on April 19, 2001.

      The modification contained herein is made in accordance with section 13 of the Agreement.

      Both parties hereby agree to change the Employee Retirement Date contained in section 1(b) of the Agreement from March 2, 2002, to March 1, 2002. All rights, obligations and duties of NWL and Employee arising out of, under, or as part of the Agreement shall hereby use March 1, 2002, as the Employee Retirement Date.

      Nothing in this modification or the negotiations surrounding this modification shall be interpreted to alter, amend, modify or waive any section of the Agreement other than as expressly provided herein.

      IN WITNESS THEREOF, NWL and Employee execute this Amendment as of the date set forth below.

Executed this the 23rd day of January, 2002.

NATIONAL WESTERN LIFE INSURANCE COMPANY

By: /S/ Ross R. Moody
 Ross Moody - President

By: /S/ Robert L. Busby, III
 Robert L. Busby